Exhibit 99.1

NEWS RELEASE
March 4, 2026

DYCOM INDUSTRIES, INC. REPORTS FISCAL 2026 FOURTH QUARTER AND ANNUAL RESULTS AND PROVIDES FISCAL 2027 OUTLOOK
Exceeds Top End of Fiscal 2026 Revenue Outlook and Reports Record Q4 Results
Operational Excellence Drives Record Free Cash Flow
Completes Strategic Acquisition of Power Solutions Accelerating Entry into High-Growth Data Center Market
Fiscal 2027 Outlook Reflects Continued Organic Contract Revenue Growth and Adjusted EBITDA Margin Expansion

Fourth Quarter Highlights
(All metrics compared to the fourth quarter of fiscal 2025)

•Contract revenues of $1.458 billion(*) increased 34.4%, or 16.6% organically
•Net income of $16.3 million, or $0.55 per common share diluted
•Adjusted Net Income of $60.5 million(*), or $2.03(*) per common share diluted
•Adjusted EBITDA of $162.4 million(*), or 11.1% of contract revenues
•Operating cash flow of $419.0 million(*)
•Total backlog of $9.542 billion(*)
•Completed acquisition of Power Solutions, LLC on December 23, 2025

Annual Highlights
(All metrics compared to fiscal 2025)

•Contract revenues of $5.546 billion(*) increased 17.9%, or 6.5% organically
•Net income of $281.2 million(*), or $9.56* per common share diluted
•Adjusted Net Income of $352.1 million(*), or $11.97(*) per common share diluted
•Adjusted EBITDA of $737.7 million(*), or 13.3% of contract revenues
•Operating cash flow of $642.5 million(*)
•Free Cash Flow of $435.3 million(*)

(*) Amount represents quarterly record, fourth quarter record or full-year record result.

West Palm Beach, Florida, March 4, 2026 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended January 31, 2026. Fourth quarter and annual results include the results of Power Solutions, LLC (“Power Solutions”) following the December 23, 2025, acquisition date.

“Our strong fourth quarter performance closed a record year for Dycom, with ramping organic growth, meaningful margin expansion and increased Free Cash Flow,” said Dan Peyovich, Dycom’s President and Chief Executive Officer. “We executed against our strategy, setting new benchmarks across nearly every financial metric we track while fundamentally broadening our reach through strategic M&A. The acquisition of Power Solutions positions us squarely at the intersection of digital infrastructure and the fast-growing data center market. The integration is progressing as planned and the business is performing in line with our expectations.”

“We entered fiscal 2027 with momentum and are strategically positioned for continued growth, supported by ongoing strong demand for our services, our commitment to operational excellence, and superior execution. Capitalizing on industry tailwinds, we are aggressively architecting our own trajectory, ensuring Dycom, and our robust skilled workforce, remains the indispensable backbone of the next generation of digital connectivity. I want to thank the entire Dycom family for their unwavering dedication to safety, quality, and delivering for our customers every day. Their hard work is the foundation of our success.”

Fourth Quarter and Annual Results
Dollars in millions, except per share amounts

	Quarter	Quarter		Fiscal Year	Fiscal Year
	Ended	Ended		Ended	Ended
	January 31, 2026	January 25, 2025	% Change	January 31, 2026	January 25, 2025	% Change
Contract revenues	$1,457.6	$1,084.5	34.4%	$5,545.9	$4,702.0	17.9%
Organic Contract Revenues Growth %			16.6%			6.5%
Net income	$16.3	$32.7	(50.1)%	$281.2	$233.4	20.5%
Non-GAAP Adjusted Net Income[1]	$60.5	$42.1	43.7%	$352.1	$272.2	29.4%
Diluted EPS	$0.55	$1.11	(50.5)%	$9.56	$7.92	20.7%
Non-GAAP Adjusted Diluted EPS[1]	$2.03	$1.43	42.0%	$11.97	$9.23	29.7%
Non-GAAP Adjusted EBITDA	$162.4	$116.4	39.6%	$737.7	$576.3	28.0%
Non-GAAP Adjusted EBITDA % of contract revenues	11.1%	10.7%	41 bps	13.3%	12.3%	105 bps
Operating cash flow	$419.0	$328.2	27.7%	$642.5	$349.1	84.0%
Free Cash Flow	$367.1	$268.5	36.8%	$435.3	$137.8	216.0%
Total Backlog	$9,542.0	$7,759.9	23.0%	$9,542.0	$7,759.9	23.0%

Revenue. Dycom delivered a strong fourth quarter with record total contract revenues of $1.458 billion, exceeding the high-end of our expectations and increasing 34.4% compared to the prior year quarter. Excluding acquired revenues and the extra week in our 53-week fiscal year, organic revenues increased 16.6% compared to the prior year quarter, as our customers continued to ramp their programs during the fourth quarter.

For the year, Dycom delivered record revenue of $5.546 billion, exceeding the high end of our expectations and increasing 17.9% compared to the prior year. Excluding acquired revenues and the extra week in our 53-week fiscal year, organic revenues increased 6.5% compared to the prior year. Organic revenue growth for the year was driven by continued strong demand from fiber-to-the-home programs, long-haul and middle mile fiber infrastructure deployments, growing inside the fence opportunities and maintenance and operations services.

Non-GAAP Adjusted EBITDA. Fourth quarter Non-GAAP Adjusted EBITDA of $162.4 million exceeded the high end of our expectations, increasing 39.6% compared to the prior year quarter. Non-GAAP Adjusted EBITDA margin of 11.1% was within our range of expectations and increased 41 bps compared to the prior year quarter even as we increased our workforce to meet the growing demand for our services and experienced severe winter weather at the end of the quarter. Power Solutions contributed $11.1 million in Non-GAAP Adjusted EBITDA for the quarter, or 11.6% of segment revenue, with results impacted by several seasonal holidays during the abbreviated operating period.

For the year, Non-GAAP Adjusted EBITDA of $737.7 million increased 28.0% compared to the prior year. Non-GAAP Adjusted EBITDA margin of 13.3% increased 105 basis points compared to the prior year.

Net Income and Non-GAAP Adjusted Net Income. Fourth quarter net income was $16.3 million, or $0.55 per common share diluted, impacted by transaction related costs in connection with the acquisition of Power Solutions. Fourth quarter Non-GAAP Adjusted Net Income of $60.5 million, or $2.03 per common share diluted, exceeded the high end of our expectations and increased 42.0% compared to the prior year quarter.

For the year, net income increased 20.7% to $281.2 million, or $9.56 per common share diluted. Non-GAAP Adjusted Net Income of $352.1 million, or $11.97 per common share diluted, increased 29.7% compared to the prior year.

Acquisition

The Company completed the acquisition of Power Solutions, LLC during the fourth quarter of fiscal 2026. Power Solutions specializes in providing electrical infrastructure solutions for data centers and other critical facilities in the Greater Washington D.C., Maryland, and Virginia area, the world’s largest data center hub. With over 2,900 highly skilled employees, Power Solutions is a leading contractor of choice in the region, with strong customer relationships and a 25-year track record of high-quality execution.

New Segment Presentation

Beginning in the fourth quarter of fiscal 2026, the Company revised its segment reporting from one reportable segment to two reportable segments: Communications and Building Systems. This new segment reporting reflects how Dycom’s business is managed and the positioning of the Company’s strategies and expanding platform to provide comprehensive solutions as we address the growing demands for digital infrastructure.

The Communications segment provides specialty contracting services, including program management, planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. The Communications segment also provides underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

The Building Systems segment provides comprehensive building infrastructure solutions, including electrical, energy management, security, and fire safety systems for data centers and other critical facilities. This segment includes the results of Power Solutions following the closing of the acquisition on December 23, 2025.

Outlook

Fiscal 2027 Annual Outlook:

For fiscal 2027, Dycom expects strong growth driven by multiple demand drivers, led by significant increases in fiber-to-the-home deployments, increasing demand for Communications and Building Systems services to support data center and hyperscaler build plans and modest growth in our service and maintenance business.

For fiscal 2027, the Company currently expects the following:

Fiscal Year
Ending
January 30, 2027
Contract revenues	$6.85 billion to $7.15 billion

Contract revenues by segment:
Communications	$5.70 billion to $5.90 billion
Building Systems	$1.15 billion to $1.25 billion

The Company also anticipates continued Adjusted EBITDA margin expansion. In Communications, the Company expects modest Adjusted EBITDA segment margin improvement as operating leverage offsets continued investment to support its growth. The Company expects Building Systems to deliver a mid-teens Adjusted EBITDA segment margin as it scales the business to capitalize on favorable sector tailwinds.

First Quarter Fiscal 2027 Outlook:

For the first quarter of fiscal 2027, the Company currently expects the following:

Quarter
Ending
May 2, 2026
Contract revenues	$1.64 billion to $1.71 billion
Non-GAAP Adjusted EBITDA	$202 million to $218 million
Non-GAAP Adjusted Diluted EPS (excluding amortization expense)	$2.57 to $2.90

For additional information regarding the Company’s outlook, please see the “Outlook Expectations Summary” available on the Company’s Investor Center website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, conference calls, webcasts, slide presentations and other materials, the Company may use or discuss non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability in making projections and/or certain information not being ascertainable; and because not all of the information and components necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2026 fourth quarter and annual results on Wednesday, March 4, 2026, at 9:00 a.m. ET. Interested parties may participate in the question and answer session of the conference call by registering at https://register-conf.media-server.com/register/BIcf73a5ca65f0414b808f71d9ef678f52. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/v65nnyqf. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management, planning, engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides electrical contracting services for data centers and other vital industries, underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified with words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “forecast,” “target,” “outlook,” “may,” “should,” “could,” and similar expressions, as well as statements written in the future tense. These statements, as well as any other written or oral forward-looking statements we may make from time to time in other SEC filings or other public communications are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those related to the Company’s current assumptions regarding future business and financial performance, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include: projections of revenues, income or loss, or capital expenditures; future economic conditions and trends in the industries we serve; changes in government policies and laws affecting our business, including related to funding for infrastructure projects, trade restrictions and tariff policies or changes to tax laws; our highly concentrated customer base; the competitive environment in which we operate; changes to customer capital budgets and spending priorities; our plans for future operations, growth and services, including contract backlog; our plans for future acquisitions, dispositions or financial needs; expected benefits and synergies of businesses acquired and future opportunities for the combined businesses; our significant accounts receivable and contract assets; the availability of capital; restrictions imposed by our senior notes and credit agreement; use of our cash flow to service our debt; potential liabilities or other adverse effects arising from occupational health, safety, and other regulatory matters; potential exposure to environmental liabilities; our potential exposure to litigation, indemnity claims, warranty claims, and other liabilities and disputes; whether the carrying value of the Company’s assets may be impaired; the impacts of public health emergencies; the impact of seasonality and adverse climate and weather conditions; the impact of technological change on our customers’ spending and our ability to keep pace with technological developments; our ability to attract qualified employees and subcontractors; the impact of a failure, outage or cybersecurity breach of our technology or information technology systems or those of third-party providers; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations & Corporate Communications
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 31, 2026	January 25, 2025
ASSETS
Current assets:
Cash and equivalents	$709,165	$92,670
Accounts receivable, net	1,696,973	1,373,738
Contract assets	162,327	63,375
Inventories	128,349	127,255
Income tax receivable	19,869	2,963
Other current assets	40,212	34,629
Total current assets	2,756,895	1,694,630

Property and equipment, net	575,376	541,921
Operating lease right-of-use assets	169,648	112,151
Goodwill and other intangible assets, net	2,369,383	550,076
Other assets	107,880	46,589
Total assets	$5,979,182	$2,945,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$497,263	$223,490
Current portion of debt	4,000	10,000
Contract liabilities	158,503	73,548
Accrued insurance claims	47,594	46,686
Operating lease liabilities	42,288	35,823
Income taxes payable	771	30,636
Other accrued liabilities	256,481	166,970
Total current liabilities	1,006,900	587,153

Long-term debt	2,810,497	933,212
Accrued insurance claims - non-current	57,977	49,836
Operating lease liabilities - non-current	135,221	76,928
Deferred tax liabilities, net - non-current	85,159	32,172
Other liabilities	24,292	26,969
Total liabilities	4,120,046	1,706,270

Total stockholders’ equity	1,859,136	1,239,097
Total liabilities and stockholders’ equity	$5,979,182	$2,945,367

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Contract revenues	$1,457,562	$1,084,526	$5,545,912	$4,702,014

Costs of earned revenues, excluding depreciation and amortization	1,192,637	887,947	4,405,795	3,769,877
General and administrative[2]	127,668	88,115	445,484	393,030
Depreciation and amortization	88,164	54,794	269,566	198,571
Total	1,408,469	1,030,856	5,120,845	4,361,478

Interest expense, net	(23,127)	(16,052)	(66,512)	(60,994)
Loss on debt extinguishment[3]	(7,268)	—	(7,268)	(965)
Other income, net	(803)	6,617	16,588	29,213
Income before income taxes	17,895	44,235	367,875	307,790

Provision for income taxes[4]	1,602	11,565	86,686	74,377

Net income	$16,293	$32,670	$281,189	$233,413

Earnings per common share:

Basic earnings per common share	$0.55	$1.12	$9.68	$8.02

Diluted earnings per common share	$0.55	$1.11	$9.56	$7.92

Shares used in computing earnings per common share:

Basic	29,370,331	29,085,875	29,055,087	29,112,573

Diluted	29,826,008	29,458,569	29,423,339	29,481,791

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL SEGMENT DATA
Unaudited

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
	(Dollars in thousands)
Contract revenues
Communications	$1,361,722	$1,084,526	$5,450,072	$4,702,014
Building Systems	95,840	—	95,840	—
Total	$1,457,562	$1,084,526	$5,545,912	$4,702,014

Non-GAAP Adjusted EBITDA
Communications	$151,313	$116,376	$726,630	$576,342
Building Systems	11,109	—	11,109	—
Total	$162,422	$116,376	$737,739	$576,342

Non-GAAP Adjusted EBITDA % of Contract Revenues
Communications	11.1%	10.7%	13.3%	12.3%
Building Systems	11.6%	—%	11.6%	—%
Total	11.1%	10.7%	13.3%	12.3%

	January 31, 2026		January 25, 2025
	Total Backlog	Next 12 Months (included in Total Backlog)	Total Backlog	Next 12 Months (included in Total Backlog)
	(Dollars in millions)
Backlog[8]
Communications	$8,333	$5,250	$7,760	$4,642
Building Systems	1,209	1,108	—	—
Total	$9,542	$6,358	$7,760	$4,642

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
EXPLANATION OF NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, conference calls, slide presentations, and webcasts, it may use or discuss non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues – contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding certain non-recurring items, adjusted for the additional week in the fourth quarter of fiscal 2026, the quarter ended January 31, 2026, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods. For comparability to other companies in the industry, the Company includes storm restoration revenues from businesses that are included for the entirety of both the current and prior year periods in its Non-GAAP Organic Contract Revenues beginning with the results reported for the fourth quarter and fiscal year ended January 25, 2025.

•Non-GAAP Adjusted EBITDA – EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income – GAAP net income before amortization of intangible assets as well as certain non-recurring items and the related tax impact. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods. The Company excludes amortization of intangible assets from its Non-GAAP Adjusted Net Income beginning with the results reported for the fourth quarter and fiscal year ended January 31, 2026. Amortization of intangible assets are impacted by the Company’s acquisition activities and therefore can vary from period to period. The exclusion of the amortization expense from the Company’s non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Non-GAAP Adjusted Diluted Earnings per Common Share – Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

•Free Cash Flow – net cash provided by operating activities less capital expenditures, net of proceeds from the sale of property and equipment. Management believes Free Cash Flow is a useful measure of business performance and overall liquidity and provides information on the cash available for use in the business and other capital allocation strategies.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Stock-based compensation modification – During the quarter ended July 27, 2024, the Company announced its CEO succession plan and transition. In connection with this transition, the Company incurred stock-based compensation modification expense. The Company excludes the impact of the modification from its non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•Acquisition and integration costs – Acquisition and integration costs include transaction related costs of recently acquired businesses and costs associated with integration activities. The Company excludes these costs from its non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•Loss on debt extinguishment – Loss on debt extinguishment includes the write-off of deferred financing fees in connection with amendments of the Company’s credit agreement. Management believes excluding the loss on debt extinguishment from the Company’s non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of pre-tax adjustments – The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except share amounts)
Unaudited

NON-GAAP ORGANIC CONTRACT REVENUES AND GROWTH %

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Contract Revenues - GAAP	$1,457,562	$1,084,526	$5,545,912	$4,702,014
Contract Revenues - GAAP Growth %	34.4%		17.9%

Contract Revenues - GAAP	$1,457,562	$1,084,526	$5,545,912	$4,702,014
Revenues from acquired businesses	(95,840)	—	(563,817)	(109,108)
Additional week of revenue as a result of the Company's 52/53 week fiscal year[5]	(97,266)	—	(90,809)
Non-GAAP Organic Contract Revenues	$1,264,456	$1,084,526	$4,891,286	$4,592,906
Non-GAAP Organic Contract Revenues Growth %	16.6%		6.5%

NON-GAAP ADJUSTED NET INCOME AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$16,293	$32,670	$281,189	$233,413

Pre-Tax Adjustments:
Amortization expense[1]	33,051	10,024	68,797	31,368
Acquisition and integration costs[6]	18,758	—	18,758	4,163
Loss on debt extinguishment[3]	7,268	—	7,268	965
Stock-based compensation modification[7]	—	2,122	—	11,419

Tax Adjustments:
Tax impact of pre-tax adjustments	(14,882)	(2,728)	(23,958)	(9,174)
Total adjustments, net of tax	44,195	9,418	70,865	38,741

Non-GAAP Adjusted Net Income	$60,488	$42,088	$352,054	$272,154

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$0.55	$1.11	$9.56	$7.92
Total adjustments, net of tax	1.48	0.32	2.41	1.31
Non-GAAP Adjusted Diluted Earnings per Common Share	$2.03	$1.43	$11.97	$9.23

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	29,826,008	29,458,569	29,423,339	29,481,791

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$16,293	$32,670	$281,189	$233,413
Interest expense, net	23,127	16,052	66,512	60,994
Provision for income taxes	1,602	11,565	86,686	74,377
Depreciation and amortization	88,164	54,794	269,566	198,571
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	129,186	115,081	703,953	567,355
Gain on sale of fixed assets	(2,073)	(7,696)	(26,708)	(36,461)
Stock-based compensation expense	9,283	8,991	34,468	40,320
Acquisition and integration costs[6]	18,758	—	18,758	4,163
Loss on debt extinguishment[3]	7,268	—	7,268	965
Non-GAAP Adjusted EBITDA	$162,422	$116,376	$737,739	$576,342
Non-GAAP Adjusted EBITDA % of contract revenues	11.1%	10.7%	13.3%	12.3%

Non-GAAP Adjusted EBITDA By Segment:
Communications	$151,313	$116,376	$726,630	$576,342
Building Systems	11,109	—	11,109	—
Consolidated	$162,422	$116,376	$737,739	$576,342

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

COMMUNICATIONS SEGMENT - NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Reconciliation of Income before income taxes to Non-GAAP Adjusted EBITDA:
Income before income taxes	$76,632	$60,307	$469,994	$369,800
Interest (income) expense, net	—	(20)	3	(51)
Depreciation and amortization	67,570	54,794	248,972	198,571
EBITDA	144,202	115,081	718,969	568,320
Gain on sale of fixed assets	(2,073)	(7,696)	(26,708)	(36,461)
Stock-based compensation expense	9,184	8,991	34,369	40,320
Acquisition and integration costs[6]	—	—	—	4,163
Non-GAAP Adjusted EBITDA	$151,313	$116,376	$726,630	$576,342
Non-GAAP Adjusted EBITDA % of contract revenues	11.1%	10.7%	13.3%	12.3%

BUILDING SYSTEMS SEGMENT - NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Reconciliation of Income before income taxes to Non-GAAP Adjusted EBITDA:
Income (loss) before income taxes	$(9,574)	$—	$(9,574)	$—
Interest (income) expense, net	(10)	—	(10)	—
Depreciation and amortization	20,594	—	20,594	—
EBITDA	11,010	—	11,010	—
Stock-based compensation expense	99	—	99	—
Non-GAAP Adjusted EBITDA	$11,109	$—	$11,109	$—
Non-GAAP Adjusted EBITDA % of contract revenues	11.6%	—%	11.6%	—%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

FREE CASH FLOW

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025

Net cash provided by operating activities	$418,997	$328,220	$642,503	$349,096
Less: Net capital expenditures
Capital expenditures	(54,388)	(68,492)	(240,791)	(250,457)
Proceeds from sale of assets	2,513	8,722	33,633	39,135
Net capital expenditures	(51,875)	(59,770)	(207,158)	(211,322)

Free Cash Flow	$367,122	$268,450	$435,345	$137,774

Notes

1 The Company excludes amortization of intangible assets from its Non-GAAP Adjusted Net Income beginning with the results reported for the fourth quarter and fiscal year ended January 31, 2026. Amortization of intangible assets are impacted by the Company’s acquisition activities and therefore can vary from period to period. The exclusion of the amortization expense from the Company’s non-GAAP financial measures provides management with a consistent measure for assessing financial results. Prior periods have been adjusted for comparability with the current presentation as follows: Amortization expense of $10.0 million and $31.4 million has been excluded from the original reported Non-GAAP Adjusted Net Income for the prior quarter and fiscal year ended January 25, 2025, respectively.
2 Includes stock-based compensation expense of $9.3 million and $9.0 million for the quarters ended January 31, 2026 and January 25, 2025, respectively, and $34.5 million and $40.3 million for the fiscal years ended January 31, 2026 and January 25, 2025, respectively.
3 During the fiscal years ended January 31, 2026 and January 25, 2025, the Company recognized a loss on debt extinguishment of approximately $7.3 million and $1.0 million, respectively, in connection with amendments of its credit agreement.
4 Provision for income taxes for the fiscal years ended January 31, 2026 and January 25, 2025 include benefits resulting from the vesting and exercise of share-based awards of approximately $3.4 million and $9.8 million, respectively.
5 The Company has a 52/53 week fiscal year. The fiscal year ended January 25, 2025 contained 52 weeks, while the quarter and fiscal year ended January 31, 2026 contained an additional week of operations. The Non-GAAP adjustment for the additional week of operations is calculated independently for the quarter and fiscal year ended January 31, 2026 as (i) contract revenues for the quarter ended January 31, 2026 less (ii) contract revenues from applicable acquired businesses that were not owned for the entirety of both the current and prior year periods (iii) divided by 14 weeks.
6 The Company incurred costs of approximately $18.8 million in connection with the acquisition of Power Solutions in the quarter ended January 31, 2026 and approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024.
7 In connection with the Company’s CEO succession plan and transition completed in November 2024, the Company incurred stock-based compensation modification expense of $2.1 million and $11.4 million during the quarter and fiscal year ended January 25, 2025, respectively, related to previously issued equity awards.
8 The Company’s backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12-month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company’s backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States GAAP and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. Participants in the Company’s industry also disclose a calculation of their backlog; however, the Company’s methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships.